UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2024

 iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation)
001-36414		77-0259335
(Commission File Number)		(I.R.S. Employer Identification No.)
8 Crosby Drive
Bedford, MA 01730
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IRBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
At the annual meeting of stockholders (“Annual Meeting”) of iRobot Corporation (the “Company”) held on May 23, 2024, the Company’s stockholders approved an amendment (“Plan Amendment”) to the iRobot Corporation 2018 Stock Option and Incentive Plan, as amended (the “2018 Plan”), to increase the maximum number of shares of common stock, par value $0.01 (“Common Stock”), reserved and issuable under the 2018 Plan by 900,000 shares.
A summary of the Plan Amendment is contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 9, 2024 (“Proxy Statement”), in connection with the Annual Meeting under the heading “Proposal 7 - Approval of an Amendment to the 2018 Stock Option and Incentive Plan” and is incorporated herein by reference.
The foregoing summary is not intended to be complete and is qualified in its entirety by reference to the full text of the 2018 Plan and the Plan Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
On May 23, 2024, following the Annual Meeting, the Company’s Board of Directors (the “Board”) appointed Gary S. Cohen as a Class I director to the Board effective immediately. Mr. Cohen is the Company’s Chief Executive Officer and, as such, will not be appointed to any committees of the Board and will not receive any compensation from the Company for his service on the Board. Mr. Cohen was not selected as a director pursuant to any arrangement or understanding between him and any other person and there are no related party transactions between the Company and Mr. Cohen.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held the Annual Meeting on May 23, 2024 to consider and vote on the matters listed below. The proposals are described in detail in the Proxy Statement. The final voting results from the meeting are set forth below.
Proposal 1
Eva Manolis was elected as a Class I member to the Board, to serve for a three-year term and until her successor has been duly elected and qualified, or until her earlier death, resignation or removal. Votes were as follows:

Name	For	Against	Abstain	Broker Non-Votes
Eva Manolis	11,789,652	425,189	32,653	7,289,545
Proposal 2
The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the 2024 fiscal year was ratified. Votes were as follows:

For	Against	Abstain	Broker Non-Votes
18,747,632	681,468	107,939	0
Proposal 3
The amendments to the Company’s amended and restated certificate of incorporation to eliminate supermajority voting standards were not approved, as the affirmative vote of 75% of the outstanding shares entitled to vote was required for approval. Votes were as follows:

For	Against	Abstain	Broker Non-Votes
11,924,185	294,012	29,297	7,289,545

Proposal 4
The amendments to the Company’s amended and restated certificate of incorporation to declassify the Board of Directors were not approved, as the affirmative vote of 75% of the outstanding shares entitled to vote was required for approval. Votes were as follows:

For	Against	Abstain	Broker Non-Votes
11,934,012	278,732	34,750	7,289,545
Proposal 5
The amendments to the Company’s amended and restated certificate of incorporation to eliminate the prohibition on stockholders’ ability to call a special meeting were not approved, as the affirmative vote of 75% of the outstanding shares entitled to vote was required for approval. Votes were as follows:

For	Against	Abstain	Broker Non-Votes
11,940,210	280,624	26,660	7,289,545
Proposal 6
The amendment to the Company’s amended and restated certificate of incorporation to limit the liability of certain officers in certain circumstances as permitted by recent amendments to the Delaware General Corporation Law was not approved, as the affirmative vote of holders of a majority of the outstanding shares of capital stock entitled to vote was required for approval. Votes were as follows:

For	Against	Abstain	Broker Non-Votes
11,126,036	1,086,383	35,075	7,289,545
Proposal 7
As discussed in Item 5.02 above, the Plan Amendment to increase the maximum number of shares of Common Stock reserved and issuable under the 2018 Plan was approved. Votes were as follows:

For	Against	Abstain	Broker Non-Votes
8,921,523	3,118,755	207,216	7,289,545
Proposal 8
The non-binding, advisory proposal to approve the compensation of our named executive officers was approved. Votes were as follows:

For	Against	Abstain	Broker Non-Votes
11,269,907	922,741	54,846	7,289,545
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

10.1	Third Amendment to the iRobot Corporation 2018 Stock Option and Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iROBOT CORPORATION

Date: May 23, 2024	By:	/s/ Tonya S. Drake
	Name:	Tonya S. Drake
	Title:	EVP & General Counsel